As filed with the Securities and Exchange Commission on October 23, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CYTRX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	58-1642740
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

11726 San Vicente Blvd., Suite 650, Los Angeles, CA	90049
(Address of principal executive offices)	(Zip code)

CytRx Corporation 2019 Stock Incentive Plan

(Full title of the plan)

Steven A. Kriegsman

11726 San Vicente Blvd., Suite 650

Los Angeles, CA 90049

(Name and address of agent for service)

(310) 826-5648

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Allen Z. Sussman, Esq.

Loeb & Loeb LLP

10100 Santa Monica Blvd., Suite 2200

Los Angeles, CA 90067

Telephone: (310) 282-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller Reporting Company [X]
(Do not check if a smaller reporting company)	Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $0.001 per share	850,000	(2)	0.26	(3)	$221,000	(3)	$24.11
Common Stock, par value $0.001 per share	2,689,552	(4)	0.58	(5)	$1,559,940	(5)	$170.19
Total	3,539,552				$1,780,940		$194.30

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 850,000 shares issuable under the CytRx Corporation 2019 Stock Incentive Plan (the “2019 Plan”).

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the price at which outstanding options may be exercised.

(4)	Consists of 2,689,552 shares held by the selling stockholders named herein that were issued pursuant to the 2019 Plan on or about August 7, 2020.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, and based upon the average of the high and low prices of the Registrant’s common stock as reported on the OTCQB tier of OTC Markets Group on October 22, 2020.

EXPLANATORY NOTE

CytRx Corporation (the “Company”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register (i) 850,000 shares of its common stock that may be issued pursuant to awards granted under the CytRx Corporation 2019 Stock Incentive Plan (the “2019 Plan”) and (ii) 2,689,552 shares of its common stock held by the selling stockholders named herein (together, the “Selling Stockholders”) that were issued to the Selling Stockholders pursuant to the 2019 Plan, which shares may be deemed to be “control securities” and “restricted securities” under the Securities Act, and which shares, along with the 850,000 shares that may be issued pursuant to awards under the 2019 Plan, may be reoffered and resold by the Selling Stockholders on a continuous or delayed basis in the future pursuant to this registration statement.

This registration statement contains two prospectuses:

●	a plan prospectus, consisting of the materials described in Part I, Items 1 and 2 of this registration statement, relating to 850,000 shares of the Company’s common stock issuable under the 2019 Plan; and

●	a reoffer prospectus, consisting of the disclosure that follows Part I, Item 2 of this registration statement, up to but not including Part II of this registration statement, relating to (i) 850,000 shares issuable under the 2019 Plan and (ii) 2,689,552 shares held by the Selling Stockholders that were issued pursuant to the 2019 Plan on or about August 7, 2020.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is included in documents sent or given to the participants in the 2019 Plan pursuant to Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to the participants in the 2019 Plan pursuant to Rule 428(b)(1) under the Securities Act.

REOFFER PROSPECTUS

CYTRX CORPORATION

Up to 3,539,552 Shares

Common Stock, $0.001 Par Value

This prospectus relates to the reoffer and resale from time to time by certain selling stockholders of CytRx Corporation (referred to as “we,” “us,” “our,” “CytRx” and the “Company” in this prospectus) of up to 3,539,552 shares of our common stock that have been, or may be, acquired by the selling stockholders named herein (together, the “Selling Stockholders”) pursuant to their participation in the CytRx Corporation 2019 Stock Incentive Plan, which is referred to as the 2019 Plan in this prospectus. Any resales will be made on a continuous or delayed basis to the public without restriction. Each Selling Stockholder that sells shares of our common stock pursuant to this prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act. Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have acquired or will acquire the shares of common stock pursuant to the 2019 Plan and may resell all, a portion, or none of the shares of common stock issued to them pursuant to the 2019 Plan.

This prospectus will be supplemented, as necessary, to update the names of the Selling Stockholders and the number of shares of our common stock to be reoffered by each of the Selling Stockholders, when we become aware of any changes to such information.

The Selling Stockholders may reoffer for sale and resell all or a portion of the shares being offered pursuant to this prospectus in transactions on the OTCQB tier of OTC Markets Group (the “OTC”), in negotiated transactions, through the writing of options on the shares or through a combination of these methods. The Selling Stockholders may offer the shares at prices related to prevailing market prices, at negotiated prices or at such other prices as such Selling Stockholders may otherwise determine.

We will not receive any of the proceeds from the sale of the shares by the Selling Stockholders. We will bear all expenses incurred in connection with the registration of the shares being offered by the Selling Stockholders. The Selling Stockholders shall be responsible for all broker discounts and selling commissions, fees and expenses of advisors to the Selling Stockholders, transfer taxes and related charges in connection with the offer and sale of these shares.

Our common stock is listed on the OTC under the symbol “CYTR.” On October 22, 2020, the last sale price of our common stock, as reported on the OTC, was $0.565.

Investing in shares of our common stock involves risks. You should carefully review the discussion under the heading “RISK FACTORS” on page 2 regarding information included and incorporated by reference in this prospectus. You should carefully read this prospectus together with the documents we incorporate by reference before you invest in our common stock.

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 23, 2020.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Our SEC filings are available to you on the SEC’s Internet site at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cytrx.com. The information on our website is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You should review the information and exhibits in the registration statement for further information about us and the securities offered pursuant to this prospectus. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement and exhibits from the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information and reports that we file with the SEC. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus, other than any portion of any such documents that are not deemed “filed” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, in accordance with the Exchange Act and applicable SEC rules.

In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering made hereby are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K).

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 27, 2020;

(2)	Our Definitive Proxy Statement on Schedule 14A, filed on August 7, 2020, and Supplement No. 1 to Proxy Statement, filed on August 24, 2020;

(3)	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed on May 14, 2020, and for the quarter ended June 30, 2020, filed on August 14, 2020;

(4)	Our Current Reports on Form 8-K filed on January 9, 2020 (Item 8.01 only), March 11, 2020, May 27, 2020, June 30, 2020, July 16, 2020, August 24, 2020, and September 3, 2020 (other than any portions of the foregoing that are deemed furnished and not filed in accordance with SEC rules); and

(5)	The description of our securities as described in our Registration Statement on Form 8-A filed on March 17, 1987 (File No. 0-15327), and any amendment or report filed for the purpose of updating any such description; and

(6)	The description of our Rights to Purchase Series B Junior Participating Preferred Stock as described in our Registration Statement on Form 8-A filed under the Exchange Act on January 23, 2020 (File No. 000-15327), and any amendment or report filed for the purpose of updating any such descriptions.

You may obtain a copy of the foregoing documents from us without charge by writing or calling us at the following address and telephone number: 11726 San Vicente Blvd., Suite 650 Los Angeles, California 90049, Attention: Corporate Secretary; (310) 826-5648.

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Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified or superseded will not be deemed to be a part of this prospectus, except as so modified or superseded. Because information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E Exchange Act. These statements include statements made regarding research and development activities by our Company and other companies that have licensed or purchased rights to our drug candidates, and our business strategy, business plan, financial performance and other future events. These statements include forward-looking statements both with respect to us, specifically, and the biotechnology sector, in general. We make these statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. All forward-looking statements involve inherent risks and uncertainties, and there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those factors set forth in the sections entitled “Business,” “Risk Factors,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Controls and Procedures” in our most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, all of which you should review carefully. These forward looking statements are only predictions, are uncertain, and involve substantial known and unknown risks, uncertainties, and other factors which may cause our actual results, levels of activity, or performance to be materially different from any future results, levels of activity, or performance expressed or implied by these forward looking statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward looking statements to conform these statements to reflect actual results, later events or circumstances, or to reflect the occurrence of unanticipated events.

ABOUT CYTRX CORPORATION

CytRx Corporation is a biopharmaceutical company with expertise in discovering and developing new therapeutics principally to treat patients with cancer and neurodegenerative diseases. CytRx’s most recent advanced drug conjugate, aldoxorubicin, is an improved version of the widely used anti-cancer drug doxorubicin and has been out-licensed to ImmunityBio, Inc. In addition, CytRx’s drug candidate, arimoclomol, was sold to Orphazyme A/S in exchange for milestone payments and royalties. Orphazyme is developing arimoclomol in four indications including amyotrophic lateral sclerosis, Niemann-Pick disease Type C, Gaucher disease and sporadic Inclusion Body Myositis.

CytRx is a Delaware corporation, incorporated in 1985. Our corporate offices are located at 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049, and our telephone number is (310) 826-5648. Our internet address is www.cytrx.com. The information on our web site is not incorporated by reference into, and should not be considered to be part of, this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, which are incorporated by reference herein in their entirety, together with the other information contained in and incorporated by reference into this prospectus, before deciding whether to invest in our common stock. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we believe are not material, may also become important factors that adversely affect our business. If any of such risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

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USE OF PROCEEDS

We will not receive any of the proceeds from any sale of the shares of common stock offered pursuant to this prospectus. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by any Selling Stockholder will be borne by that Selling Stockholder.

SELLING STOCKHOLDERS

The 3,539,552 shares of common stock of the Company to which this prospectus relates consists of (i) 850,000 shares of common stock of the Company that may be issued pursuant to awards granted under the CytRx Corporation 2019 Stock Incentive Plan (the “2019 Plan”) to the Selling Stockholders, and (ii) 2,689,552 shares of common stock held by the Selling Stockholders that were issued to them pursuant to the 2019 Plan. The 2019 Plan is an “employee benefit plan” as that term is defined in Rule 405 of Regulation C under the Securities Act. We are registering these shares for reoffers and resales by the Selling Stockholders named below. The Selling Stockholders may resell all, a portion, or none of the shares from time to time.

Information regarding the Selling Stockholders, including the number of shares offered for sale, may change from time to time and any changed information will be set forth in a prospectus supplement to the extent required. The address of each Selling Stockholder is c/o CytRx Corporation, 11726 San Vicente Blvd., Suite 650 Los Angeles, California 90049.

Name of Selling Stockholder	Number of Shares Beneficially Owned	Number of Shares Covered by this Reoffer Prospectus		Number of Shares Beneficially Owned After this Offering	Percentage of Shares Beneficially Owned After this Offering (8)
Steven A. Kriegsman	3,673,825	1,835,821	(1)	1,838,004	5.0%
Louis Ignarro, Ph.D.	599,594	428,358	(2)	171,236	*	%
Joel Caldwell	335,373	275,373	(3)	60,000	*	%
Earl Brien, M.D.	590,247	450,000	(4)	140,247	*	%
John Y. Caloz	595,136	350,000	(5)	245,136	*	%
Cristina Newman	169,395	150,000	(6)	19,395	*	%
Emmalee Strait	54,584	50,000	(7)	4,584	*	%

* Percentage of shares beneficially owned does not exceed one percent.

(1)	Shares beneficially owned by the Selling Stockholder include 963,292 shares issuable upon exercise of outstanding options or warrants. Shares covered by this prospectus are comprised solely of shares issued pursuant to the 2019 Plan.
(2)	Shares beneficially owned by the Selling Stockholder include 169,048 shares issuable upon exercise of outstanding options or warrants. Shares covered by this prospectus are comprised solely of shares issued pursuant to the 2019 Plan.
(3)	Shares beneficially owned by the Selling Stockholder include 60,000 shares issuable upon exercise of outstanding options or warrants. Shares covered by this prospectus are comprised solely of shares issued pursuant to the 2019 Plan.
(4)	Shares beneficially owned by the Selling Stockholder include 430,000 shares issuable upon exercise of outstanding options or warrants. Shares covered by this prospectus are comprised of 150,000 shares issued under the 2019 Plan and 300,000 issuable upon exercise of options outstanding under the 2019 Plan.

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(5)	Shares beneficially owned by the Selling Stockholder include 594,379 shares issuable upon exercise of outstanding options or warrants. Shares covered by this prospectus are comprised solely of shares issuable upon exercise of outstanding options under the 2019 Plan.
(6)	Shares beneficially owned by the Selling Stockholder include 19,395 shares issuable upon exercise of outstanding options or warrants. Shares covered by this prospectus are comprised solely of shares issuable upon exercise of outstanding options under the 2019 Plan.
(7)	Shares beneficially owned by the Selling Stockholder include 4,584 shares issuable upon exercise of outstanding options or warrants. Shares covered by this prospectus are comprised solely of shares issuable upon exercise of outstanding options under the 2019 Plan.
(8)	Based on 36,480,038 shares of our common stock outstanding on September 30, 2020.

PLAN OF DISTRIBUTION

The shares of common stock covered by this prospectus are being registered by us for the account of the Selling Stockholders.

The shares of common stock offered under this prospectus may be sold from time to time directly by or on behalf of the Selling Stockholders in or one more transactions on the OTCQB tier of OTC Markets Group or on any stock exchange on which the common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. These brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. This compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with sales of shares, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the shares of common stock to which this prospectus relates. Any commissions or other fees payable to broker-dealers in connection with any sale of the shares will be borne by the Selling Stockholder or other party selling the shares. In order to comply with certain states’ securities laws, if applicable, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless they have been registered or qualified for sale in that state, or unless an exemption from registration or qualification is available and is obtained or complied with. Sales of the shares must also be made by the Selling Stockholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold under this prospectus, the Selling Stockholders may sell shares of common stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the shares offered under this prospectus.

The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act.

We have notified the Selling Stockholders of the need to deliver a copy of this prospectus in connection with any sale of the shares.

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EXPERTS

The consolidated financial statements of CytRx Corporation and subsidiary as of December 31, 2019 and for the year ended December 31, 2019 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by Weinberg & Co., an independent registered public accounting firm, as stated in their report thereon and incorporated in this prospectus and Registration Statement in reliance upon such report and the authority of such firm as experts in accounting and auditing.

The consolidated financial statements as of December 31, 2018 and for the year then ended incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered has been passed upon by Loeb & Loeb LLP, Los Angeles, California.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission, or the Commission. The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c) The description of the securities contained in the registrant’s registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law authorizes a corporation in its certificate of incorporation to eliminate or limit personal liability of directors of the corporation for violations of the directors’ fiduciary duty of care. However, directors remain liable for breaches of duties of loyalty, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal under Delaware General Corporation Law Section 174 or obtaining an improper personal benefit. In addition, equitable remedies for breach of fiduciary duty of care, such as injunction or recession, are available.

The Company’s amended and restated certificate of incorporation eliminates the personal liability of the members of our board of directors to the fullest extent permitted by law. Specifically, Article Twelfth of the Company’s Restated Certificate of Incorporation provides as follows:

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“A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.”

In addition, the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws provide for indemnification of its officers and directors to the fullest extent permitted by law. In particular, Article Nine of the Restated Certificate of Incorporation provides as follows:

The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. The Company’s Restated By-Laws permit it to purchase insurance on behalf of such person against any liability asserted against such person and incurred by in any such capacity, or arising out of such person’s status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the Restated By-Laws. We have entered into indemnification agreements with each of our directors and officers under which we agree, in effect, to indemnify them to the fullest extent permitted by Delaware law. In addition, we hold an insurance policy covering directors and officers under which the insurer agrees to pay, with some exclusions, for any claim made against our directors and officers for a wrongful act that they may become legally obligated to pay or for which we are is required to indemnify our directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted for directors, officers and controlling persons of the Company under the above provisions, or otherwise, the Securities and Exchange Commission has advised us that, in its opinion, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 7. Exemption from Registration Claimed.

The securities that are to be reoffered or resold pursuant to the prospectus were exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as transactions not involving any public offering.

Item 8. Exhibits.

		Incorporated By Reference to
Exhibit Number	Description	Form	Exhibit	Filing Date	Filed Herewith
4.1	Restated Certificate of Incorporation of CytRx Corporation, as amended	10-K	3.1	3/13/2012

4.2	Certificate of Amendment of Restated Certificate of Incorporation	8-K	3.1	5/15/2012

4.3	Certificate of Amendment of Restated Certificate of Incorporation	8-K	3.1	11/1/2017

4.4	Amended and Restated By-Laws of CytRx Corporation	8-K	99	6/22/2018

4.5	Certificate of Designation of B Junior Participating Preferred Stock	8-K	3.1	12/19/2019

4.6	Rights Agreement, dated as of December 13, 2019, by and between CytRx Corporation and American Stock Transfer & Trust Company, LLC, as rights agent.	8-K	4.1	12/19/2019

4.7	CytRx Corporation 2019 Stock Incentive Plan	8-K	10.1	11/15/2019

4.8	Form of Non-qualified Stock Option Grant under 2019 Stock Incentive Plan				**

5.1	Opinion of Loeb & Loeb LLP				**

23.1	Consent of Weinberg & Co.				**

23.2	Consent of BDO USA, LLP				**

23.3	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1)				**

23.4	Power of Attorney (included in the signature page to this Registration Statement)				**

Item 9. Undertakings.

1. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on October 23, 2020.

CYTRX CORPORATION

By:	/s/ Steven A. Kriegsman
Steven A. Kriegsman
Chairman and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of CytRx Corporation, hereby severally constitute and appoint Steven A. Kriegsman and John Caloz, and each of them singly, our true and lawful attorneys with full power to either of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable CytRx Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ STEVEN A. KRIEGSMAN	Chairman of the Board and Chief Executive Officer	October 23, 2020
Steven A. Kriegsman	(Principal Executive Officer)

/s/ JOHN Y. CALOZ	Chief Financial Officer	October 23, 2020
John Y. Caloz	(Principal Financial and Accounting Officer)

/s/ LOUIS IGNARRO	Director	October 23, 2020
Louis Ignarro, Ph.D.

/s/ EARL BRIEN	Director	October 23, 2020
Earl Brien, M.D.

/s/ JOEL CALDWELL	Director	October 23, 2020
Joel Caldwell

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